Exhibit 99.1
ManTech Announces Financial Results for
Second Quarter of 2021

•Revenue: $649 million, up 3% from the second quarter of 2020
•EBITDA Margin: 10.4%
•Diluted EPS: $0.89, up 20% from the second quarter of 2020
•Adjusted Diluted EPS: $0.99, up 18% from the second quarter of 2020
•Bookings of $813 million resulting in a book-to-bill ratio of 1.3

HERNDON, Va., August 3, 2021 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the second quarter of fiscal year 2021, which ended June 30, 2021.

"ManTech's steadfast focus on our customers and their missions continues to enable our financial success. In the second quarter, we generated record profitability, delivered healthy cash flow and secured contract awards that drove solid bookings in the quarter. Demand for our services and solutions remains strong and we are focused on responding to a robust level of procurement activity," said ManTech Chairman, Chief Executive Officer and President Kevin M. Phillips.

Summary Operating Results

	Three months ended June 30,
(In Millions Except Per Share Amounts)	2021	2020
Revenue	$648.6	$632.5
Operating Income	$48.7	$39.6
Net Income	$36.6	$29.9
Diluted EPS	$0.89	$0.74

Non-GAAP Financial Measures*
EBITDA	$67.4	$56.6
EBITDA Margin	10.4%	8.9%
Adjusted Net Income	$40.4	$33.9
Adjusted Diluted EPS	$0.99	$0.84
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

Revenue was $649 million, up 3% from the second quarter of 2020. In the quarter, revenue growth was driven by a combination of recent contract awards and our acquisitions.

Operating income was $48.7 million for the quarter, up 23% from the second quarter of 2020. Net income was $36.6 million and diluted earnings per share ("EPS") was $0.89, up 22% and 20% from the second quarter of 2020, respectively.

EBITDA was $67.4 million for the quarter, up 19% from the second quarter of 2020, representing an EBITDA margin of 10.4% for the quarter. Adjusted net income was $40.4 million and adjusted diluted EPS was $0.99, up 19% and 18% from the second quarter of 2020, respectively.

Cash Management and Capital Deployment

For the quarter, cash from operations totaled $75 million. Days sales outstanding (DSO) were 64 days, an increase of 1 day compared to the second quarter of 2020.

During the quarter, the Company paid $15.5 million, or $0.38 per share, as part of its regular cash dividend program to its common stockholders of record as of June 11, 2021. As of June 30, 2021, the Company had $64.9 million in cash and cash equivalents and $30.0 million of outstanding borrowings under its revolving-credit facility. On July 20, 2021, the Company announced it had amended and extended its credit facilities in an aggregate principal amount of up to $1,100 million, which includes: i) a $500 million 5-year revolving-credit facility and ii) a $600 million delayed draw term loan facility, which provide the Company with ample financial capacity to continue funding organic investments, pursue growth-oriented acquisitions and issue dividends while maintaining a strong balance sheet.

The Board of Directors has declared a quarterly dividend of $0.38 to be paid September 24, 2021, to all common stockholders of record as of September 10, 2021, as part of the Company's regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $813 million in the quarter, representing a book-to-bill ratio of 1.3. ManTech's notable single-award contracts in the quarter include:

•Range Sustainability Services for Training and Testing Range Complexes for the Navy. ManTech was awarded a 7-year contract totaling $100 million to continue providing architecture-engineering range planning and sustainability services to meet military readiness and environmental requirements.

•Cloud Engineering, DevSecOps and Enterprise IT for the Department of Homeland Security (DHS). ManTech was awarded a 5-year contract totaling $86 million to continue providing cloud engineering, DevSecOps, platform and network architecture and engineering to the U.S. Citizenship & Immigration Services (USCIS) global enterprise.

•Enterprise IT for the Department of State. ManTech was awarded a new, 5-year contract totaling $85 million to provide enterprise IT, training, technology deployment and communications services in support of the Bureau of Consular Affairs domestic and overseas operations.

The Company also received a number of additional contract awards in the quarter including several extensions to existing contracts and new contracts from various customers, most of which are classified.

The Company’s backlog of business at quarter end was $10.2 billion including $1.4 billion of funded backlog.

Forward Guidance

The Company has reiterated the range of its 2021 guidance for revenue and increased its guidance for adjusted net income and adjusted diluted earnings per share as specified in the table below.

Measure	Fiscal 2021 Guidance
Revenue (billion)	$2.65 - $2.75
Adjusted Net Income* (million)	$146.5 - $151.1
Adjusted Diluted EPS*	$3.57 - $3.68
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures"

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and the related tax impact. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying these non-GAAP exclusions that are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, "I am pleased with the strength of our profitability and cash flow in the quarter. We are focused on building on that foundation and utilizing our balance sheet to enhance growth."

Conference Call

ManTech executive management will hold a conference call on August 3, 2021, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 6571368. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies or federal budget constraints generally; disruptions to our business or damage to our reputation resulting from cyberattacks and other security threats; disruptions to our business resulting from the COVID-19 pandemic or other similar global health epidemics, pandemics and/or other disease outbreaks; inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors' protest of new contracts that are awarded to us; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating our contracts; failure to comply with, or adverse change in, complex U.S. government laws and procurement regulations; adverse results in U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to mitigate risk associated with conducting business internationally; and adverse change in business conditions that may cause our investments in recorded goodwill to become impaired. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 19, 2021, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$64,874	$41,193
Receivables—net	458,844	400,621
Prepaid expenses	35,432	26,243
Taxes receivable—current	16,721	21,968
Other current assets	7,756	6,354
Total Current Assets	583,627	496,379
Goodwill	1,237,734	1,237,894
Other intangible assets—net	189,082	202,231
Property and equipment—net	128,555	121,296
Operating lease right of use assets	85,224	94,825
Employee supplemental savings plan assets	40,457	37,848
Investments	11,548	11,549
Other assets	12,646	11,642
TOTAL ASSETS	$2,288,873	$2,213,664
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$170,612	$142,360
Accrued salaries and related expenses	125,220	123,953
Operating lease obligations—current	31,087	30,105
Contract liabilities	30,610	37,218
Accrued expenses and other current liabilities	9,780	15,177
Total Current Liabilities	367,309	348,813
Deferred income taxes	144,912	141,638
Operating lease obligations—long term	71,213	80,242
Accrued retirement	34,333	36,310
Long-term debt	30,000	15,000
Other long-term liabilities	12,130	12,249
TOTAL LIABILITIES	659,897	634,252
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,754,061 and 27,538,474 shares issued at June 30, 2021 and December 31, 2020; 27,509,948 and 27,294,361 shares outstanding at June 30, 2021 and December 31, 2020	278	275
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,176,695 and 13,176,695 shares issued and outstanding at June 30, 2021 and December 31, 2020	132	132
Additional paid-in capital	557,211	545,717
Treasury stock, 244,113 and 244,113 shares at cost at June 30, 2021 and December 31, 2020	(9,158)	(9,158)
Retained earnings	1,080,762	1,042,676
Accumulated other comprehensive loss	(249)	(230)
TOTAL STOCKHOLDERS' EQUITY	1,628,976	1,579,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,288,873	$2,213,664

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended June 30,		(unaudited) Six months ended June 30,
	2021	2020	2021	2020
REVENUE	$648,578	$632,492	$1,281,802	$1,243,404
Cost of services	552,868	539,473	1,095,585	1,059,764
General and administrative expenses	47,048	53,433	95,134	105,156
OPERATING INCOME	48,662	39,586	91,083	78,484
Interest expense	(366)	(632)	(720)	(1,287)
Interest income	39	137	79	187
Other expense, net	(12)	—	(133)	(22)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	48,323	39,091	90,309	77,362
Provision for income taxes	(11,714)	(9,143)	(21,371)	(18,734)
Equity in losses of unconsolidated subsidiaries	—	—	(1)	(1)
NET INCOME	$36,609	$29,948	$68,937	$58,627
BASIC EARNINGS PER SHARE:
Class A common stock	$0.90	$0.74	$1.70	$1.46
Class B common stock	$0.90	$0.74	$1.70	$1.46
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.89	$0.74	$1.68	$1.44
Class B common stock	$0.89	$0.74	$1.68	$1.44

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Six months ended June 30,
	2021	2020
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$68,937	$58,627
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	37,887	33,154
Noncash lease expense	15,855	13,357
Stock-based compensation expense	7,556	5,510
Deferred income taxes	3,274	2,570
Change in allowance for bad debts	(999)	2,156
Contract loss reserve	—	(372)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	(56,912)	(46,198)
Prepaid expenses	(9,186)	(18,142)
Taxes receivable—current	5,247	15,410
Other current assets	401	1,026
Employee supplemental savings plan asset	(2,836)	(100)
Other long-term assets	(2,415)	(1,455)
Accounts payable	30,392	1,082
Operating lease obligations	(17,573)	(14,286)
Contract liabilities	(6,159)	20,146
Accrued expenses and other current liabilities	(5,896)	1,114
Accrued salaries and related expenses	1,330	17,613
Accrued retirement	(1,977)	(4,027)
Other long-term liabilities	(66)	17,687
Other	(312)	(195)
Net cash flow from operating activities	66,548	104,677
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(31,077)	(45,600)
Proceeds from corporate owned life insurance	227	4,137
Investment in capitalized software	—	(5,016)
Proceeds from sale of property and equipment	—	869
Net cash used in investing activities	(30,850)	(45,610)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under revolving credit facility	164,000	261,500
Repayments under revolving credit facility	(149,000)	(278,000)
Dividends paid	(30,866)	(25,782)
Proceeds from exercise of stock options	6,433	4,882
Payment consideration to tax authority on employees' behalf	(2,493)	(777)
Principal paid on financing leases	(91)	(76)
Net cash flow used in financing activities	(12,017)	(38,253)
NET CHANGE IN CASH AND CASH EQUIVALENTS	23,681	20,814
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,193	8,854
CASH AND CASH EQUIVALENTS, END OF PERIOD	$64,874	$29,668

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended June 30,
(In Thousands)	2021	2020
NET INCOME	$36,609	$29,948
Equity in losses (earnings) of unconsolidated subsidiaries	—	—
Provision for income taxes	11,714	9,143
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$48,323	$39,091
Other expense (income), net	12	—
Interest income	(39)	(137)
Interest expense	366	632
Depreciation and amortization	18,735	17,016
EBITDA	$67,397	$56,602
EBITDA Margin	10.4%	8.9%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended June 30,
(In Thousands Except Per Share Amounts)	2021	2020
NET INCOME	$36,609	$29,948
Amortization of acquired intangibles	5,003	5,176
Adjustments for tax effect	(1,211)	(1,211)
ADJUSTED NET INCOME	$40,401	$33,913

ADJUSTED DILUTED EPS
Class A common stock	$0.99	$0.84
Class B common stock	$0.99	$0.84
Note: Figures may not add due to rounding.

Investor Relations	Media
Stephen Vather	Sheila Blackwell
VP, M&A and Investor Relations	VP, Enterprise Marketing & Communications
(703) 218-6093	(301) 717-7345
Stephen.Vather@ManTech.com	Sheila.Blackwell@ManTech.com